Exhibit 99.1

NEWS RELEASE 10-007	Contacts:	Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner DRG&E / 713-529-6600

HORNBECK OFFSHORE ISSUES UPDATE ON GULF OF MEXICO OPERATIONS

Announces Follow-Up Conference Call on June 15, 2010

June 3, 2010 — Covington, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) issued today the following update regarding the current status of its Upstream operations in the Gulf of Mexico (“GoM”) in light of the recently announced 180-day moratorium on drilling in water depths in excess of 500 feet in the GoM (the “Drilling Moratorium”).

As of today, the Company has an Upstream fleet complement of 55 new generation vessels comprised of 28 vessels working in the GoM, 20 vessels working in international waters or in support of non-oilfield customers, six previously announced stacked vessels and one newbuild vessel still under construction with an expected delivery in September 2010. Of the 28 vessels currently operating in the GoM, five are supporting production or non-drilling activities (including two 430 class MPSVs), two are supporting drilling operations on the Continental Shelf (in water depths less than 500 feet) and 21 vessels (including two 370 class MPSVs) are supporting drilling operations in the deepwater GoM, which the Company defines as water depths in excess of 1,000 feet.

Of the 21 Upstream vessels currently supporting drilling operations in the deepwater GoM, five are involved in the oil spill relief efforts (including two 370 class MPSVs) and are currently expected to remain in that service for the foreseeable future. Of the remaining 16 vessels, seven are operating in the GoM spot market and nine are currently operating under customer charters unrelated to the oil spill with varying maturities ranging from 79 days to 1,017 days, with an average remaining contract duration of 258 days. The Company has reviewed its time charters for these nine vessels and does not believe that any of them can be validly cancelled for force majeure as a result of the recently announced Drilling Moratorium. To the extent that any customer should assert force majeure for either the oil spill or the moratorium, the Company intends to defend the enforcement of its contracts against such claims.

Overall, the Company estimates that roughly 35% of its total revenue comes from Upstream vessels, including OSVs and MPSVs, operating in support of deepwater drilling in the GoM. The Company’s OSV contract backlog now stands at 53% and 38% of its available new generation OSV vessel-days contracted for the second half of 2010 and fiscal 2011, respectively, with 21 vessels contracted beyond the end of 2010. More importantly, given the 180-day Drilling Moratorium in the GoM, the composition of the Company’s second-half 2010 and fiscal 2011 OSV contract coverage is

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heavily weighted (67% and 85%, respectively) to vessels working in international waters or in support of non-oilfield customers. By contrast, less than 25% and 6% of the second-half 2010 and fiscal 2011 OSV contract coverage, respectively, is related to vessels currently supporting drilling operations in the deepwater GoM.

During the Drilling Moratorium, the Company will continue to seek to engage in all permissible oilfield activities that are not affected by the Drilling Moratorium in the GoM. Such activities include oil spill response efforts, drilling support in waters of 500 feet or less, workover operations, completion operations, abandonment operations, intervention operations, and certain production-related activities and other specialty non-drilling applications. For example, the 430 class MPSV HOS Achiever returned to the GoM on June 1, 2010, after the successful installation of a 100-ton crane in Norway, and has already been awarded a spot job by a large independent integrated oil company installing subsea infrastructure in the GoM. Meanwhile, the Company will also proactively seek to mitigate its exposure to the increasing near-term uncertainty in the GoM market conditions by bidding additional vessels into foreign markets and domestic non-oilfield markets. Based on currently available customer opportunities, the Company is reasonably optimistic about its ability to further diversify its revenue base.

The Company believes that its current working capital, available capacity under its existing revolving credit facility, which is currently undrawn and is expected to remain undrawn, and projected cash flows from operations for the remainder of 2010 will be sufficient to meet its anticipated operating needs, its debt service and the total remaining cash requirements under its capital programs.

The Company is in compliance with all applicable financial covenants of its debt obligations. Its three principal long-term debt obligations do not mature until March 2013, December 2014 and October 2026, respectively, the latter of which may, under certain conditions, be subject to early maturity in October 2013. Based on a current assessment of the potential impact of the Drilling Moratorium, the Company believes that it will remain in compliance with all of its financial covenants.

The Company has scheduled a conference call to be held in conjunction with its 3rd Annual HOS Analyst Day to discuss this matter further and to provide additional updates on these developments. The conference call will be broadcast live over the Internet, on Tuesday, June 15, 2010 at 2:30 p.m. Eastern (1:30 p.m. Central).

What:	Hornbeck Offshore Operational Update

When:	Tuesday, June 15, 2010 at 2:30 p.m. Eastern (1:30 p.m. Central)

How:

Live via phone — By dialing (480) 629-9724 and asking for the Hornbeck

Offshore call at least 10 minutes prior to the start time, or

Live over the Internet — By logging onto the web at the address below

Where:	http://www.hornbeckoffshore.com, on the “IR Home” page of the “Investors” section of the Company’s website

For those who cannot listen to the live call, a telephonic replay will be available through June 22, 2010 and may be accessed by calling (303) 590-3030 and using the pass code 4313085#. Also, an archive of the webcast will be available after the call for a period of 60 days on the “IR Home” page under the “Investors” section of the Company’s website.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and Latin America, and is a leading short-haul transporter of petroleum products through its coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and the U.S. Gulf of Mexico. Hornbeck Offshore currently owns a fleet of over 80 vessels primarily serving the energy industry.

Forward-Looking Statements

This Press Release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” or “will,” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this Press Release for a variety of reasons, including the Drilling Moratorium issued by the Department of the Interior directing lessees and operators to cease drilling all new deepwater wells on federal leases in the U.S. Gulf of Mexico for six months, or any future extension of such moratorium. The Drilling Moratorium could further aggravate a number of risks, uncertainties and assumptions, including, without limitation: less than anticipated success in marketing and operating its MPSVs; bureaucratic, administrative or operating barriers that delay vessels chartered in foreign markets from going on-hire or result in contractual penalties imposed by foreign customers; further weakening of demand for the Company’s services; inability to effectively curtail operating expenses from stacked vessels; unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels; industry risks; further reductions in capital spending budgets by customers; decline in oil and natural gas prices; increases in operating costs; the inability to accurately predict vessel utilization levels and dayrates; less than anticipated subsea infrastructure demand activity in the U.S. Gulf of Mexico and other markets; the level of fleet additions by competitors that could result in over capacity; economic and political risks; weather related risks; the inability to attract and retain qualified marine personnel; regulatory risks; the repeal or administrative weakening of the Jones Act; the imposition of laws or regulations that result in reduced exploration and production activities in the United States or that increase the Company’s operating costs or operating requirements, including any such laws or regulations that may arise as a result of the recent drilling and lease moratorium as a result of the oil spill disaster in the Gulf of Mexico; drydocking delays and cost overruns and related risks; vessel accidents or pollution incidents resulting in lost revenue or expenses that are unrecoverable from insurance policies or other third parties; unexpected litigation and insurance expenses; fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations. In addition, the Company’s future results may be impacted by continued volatility or further deterioration in the capital markets and the worldwide economic downturn; inflation, deflation, or other adverse economic conditions that may negatively affect it or parties with whom it does business resulting in their non-payment or inability to perform obligations owed to the Company, such as the failure of customers to fulfill their contractual obligations or the failure by individual banks to provide expected funding under the Company’s credit agreement. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as well as other filings the Company has made and will make with the Securities and Exchange Commission which, after their filings, can be found on the Company’s website www.hornbeckoffshore.com.